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                                                                    Exhibit 23.1

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 22, 1999 except for the last paragraph in footnote 1 as to which the date is February 1, 2000, in Amendment No. 2 to the Registration Statement on Form SB-2 and related Prospectus of WorldQuest Networks, Inc. filed with the Commission on February 1, 2000.

                                          /s/ Ernst and Young LLP

Dallas, Texas

February 1, 2000